Exhibit 10.6





                                                  ANNUAL CASH BONUS PLAN

--------------------------------------------------------------------------------

                            ANNUAL BONUS PLAN

OBJECTIVES

            The following are the principal objectives of the annual bonus plan:

            o    To communicate performance expectations.

            o To tie incentive awards to the achievement of these performance objectives.

            o    To provide a rational basis for individual bonus allocations.


PROGRAM OVERVIEW

ELIGIBILITY

            Eligibility to participate in this plan is intended to generally cover department heads and above, including plant managers and marketing managers.


TARGET AWARD OPPORTUNITY

            Each plan participant will be assigned a target award opportunity (expressed as a percentage of salary) that relates to his/her salary grade. That target award level represents the level of bonus payment the participant can expect to earn in the event all performance goals are achieved at 100% during the ensuing fiscal year period. When performance levels exceed or fall below expectations, actual awards will be Proportionately increased or decreased from the target.

                                    TABLE A
                          TARGET AWARD OPPORTUNITIES
               -------------------------------------------------
               EXECUTIVE                      TARGET AWARD
               SALARY GRADE*                  (% OF SALARY)
               ------------------------ ------------------------
               13                                  75%
               11-12                               65%
               9-10                                50%
               7-8                                 35%
               5-6                                 25%
               2-4                                 20%
               1                                   15%
               A3-A5                               10%
               -------------------------------------------------
               *Based on the salary structure shown on page 7.

AWARD ADJUSTMENT FOR PERFORMANCE

            Actual performance achieved, expressed as a percentage of expected performance, will cause the following adjustment to the target award levels:

                                 TABLE B
                         AWARD ADJUSTMENT FACTORS
--------------------------------------------------------------------------
ACHIEVED PERFORMANCE            PERCENTAGE OF TARGET AWARD EARNED*
------------------------ -------------------------------------------------
                                (CURRENT & PLAN)      (INITIAL PLAN)
                                EFFECTIVE 11/96**
------------------------ ------------------------ ------------------------
115%                                  115%                 135%
110%                                  110%                 120%
105%                                  105%                 110%
100%                                  100%                 100%
95%                                    90%                  85%
90%                                    80%                  70%
85%                                    70%                  50%
Below 85%                               0%                   0%
--------------------------------------------------------------------------
*Prorate awards between performance increments (e.g., performance at 103% of goal yields 103% of target award).
--------------------------------------------------------------------------
**Changed due to restructuring.


PERFORMANCE MEASURES

            At the beginning of each fiscal year, specific performance measures and goals are to be established and communicated that best reflect the most important accomplishments expected from corporate, divisions, and individuals. Ideally, they should reflect the key strategic and business goals established by the business plan for that year and should be realistic and attainable stretch goals.

ORGANIZATIONAL PERFORMANCE MEASURES

            The following organizational performance measures will govern for 1994:

                                 TABLE C

                   ORGANIZATIONAL PERFORMANCE MEASURES

--------------------------------------------------------------------------------
                                                 WEIGHT
    ORGANIZATIONAL         -----------------------------------------------------
  PERFORMANCE MEASURE                           DIVISION
                           -----------------------------------------------------
                               CORPORATE          SALES         MANUFACTURING
--------------------------------------------------------------------------------
EBITDA                             50%             40%               40%
--------------------------------------------------------------------------------
Sales                              20%             40%               20%
--------------------------------------------------------------------------------
ROA                                30%              -                20%
--------------------------------------------------------------------------------
Inventory Turns                     -              20%               20%
--------------------------------------------------------------------------------

INVENTORY PERFORMANCE MEASURES

            Each participant will have several appropriate and measurable individual performance goals assigned relating to quality, productivity, expense control, personnel management, etc. Their accomplishment (or lack) will account for 70% of Individual Performance.

            The remaining 30% of individual performance will consist of a discretionary managerial judgment that reflects significant positive or negative performance outside the scope of the assigned goals.


COMPOSITE PERFORMANCE

            One composite performance will be calculated for each of the pertinent corporate, division, and individual performance factors made up from their respective performance measures and weighted by their relative importance.

            For example, composite corporate performance would be calculated as follows, assuming performance levels shown:

--------------------------------------------------------------------------------
                        ASSUMED                              COMPOSITE
                      PERFORMANCE           WEIGHT          PERFORMANCE
                      VERSUS GOAL       (FROM TABLE C)      VERSUS GOAL
--------------------------------------------------------------------------------
EBITDA                    110%                50%                55%
--------------------------------------------------------------------------------
Sales                      90%                20%                18%
--------------------------------------------------------------------------------
ROA                       100%                30%                30%
--------------------------------------------------------------------------------
Total                                                           103%
--------------------------------------------------------------------------------

INDIVIDUAL AWARDS

            o Individual bonus awards are calculated by multiplying the designated individual bonus targets by the respective award adjustment factor from Table A for each of the pertinent corporate, division, and individual performance goals achieved. The sum of these bonus components represent the total bonus awards.

            o Since all senior executives are considered members of the management team that is accountable for corporate performance, some portion of their bonus should be tied to corporate performance to reinforce the team-spirit concept.

            o Since bonus awards should relate to accomplishments over which the participant has the most control, authority, and accountability, the impact of those performances might be weighted along the following lines:

--------------------------------------------------------------------------------
                      PERFORMANCE WEIGHTING: TABLE D
--------------------------------------------------------------------------------
                                CORPORATE       DIVISION      INDIVIDUAL
--------------------------------------------------------------------------------
Corporate CEO and EVP's           75%            --              25%
--------------------------------------------------------------------------------
Other Corporate Positions         70%            --              30%
--------------------------------------------------------------------------------
Division Heads                    30%            50%             20%
--------------------------------------------------------------------------------
Other Division Managers           20%            40%             40%
--------------------------------------------------------------------------------
Plant Managers & Below            10%            30%             60%
--------------------------------------------------------------------------------

o SAMPLE BONUS CALCULATION. Assume: Plant Manager with bonus target of $6,000 ($40,000, salary x 15% target) and assumed performances as shown:


--------------------------------------------------------------------------------
              ASSUMED      AWARD
              PERFOR-     ADJUST-                 BONUS
               MANCE        MENT                 TARGET               BONUS
              VS. GOAL    FACTOR*      X        PORTION**      =      AWARD
--------------------------------------------------------------------------------
Corporate           100%         100%  x    ($6,000 x 10%)     =       $   600
--------------------------------------------------------------------------------
Division             90%          85%  x    ($6,000 x 30%)     =        $1,530
--------------------------------------------------------------------------------
Individual          110%         110%  x    ($6,000 x 60%)     =        $3,960
--------------------------------------------------------------------------------
TOTAL                                                                   $6,090
--------------------------------------------------------------------------------
CALCULATED
TOTAL ROUNDED TO NEAREST $100                                           $6,100
--------------------------------------------------------------------------------

*   From Table B.
**  From Table D.


MAXIMUM/MINIMUM AWARD SIZES

            Notwithstanding the calculation of an individual award level, no participant will be paid an incentive award in excess of $120% of her/his target opportunity. Conversely, no bonus award will be granted to anyone whose performance is considered unsatisfactory.


AWARD ROUNDING

            All bonus awards are to be rounded off to the nearest $100.


FUNDING

"TARGET" BONUS POOL

            The "target" bonus pool represents the sum of all the "bonus targets" of the eligible participants and assumes expected performance levels. This amount is factored into the initial business plan budget and approved by the Compensation Committee.

ACCRUAL PROCESS

            Periodically throughout the performance year, accrual for bonus expenditures should be revised to reflect current projections of company performance by multiplying the target pool by the pertinent award adjustment factors of Table B.


"SPENDABLE" BONUS POOL

            In order to tie total bonus expenditures, or the "spendable" bonus pool, to overall corporate performance, the sum of all normally calculated awards (A) cannot exceed the amount generated by adjusting the "target" bonus pool only by the corporate performance. (B) If that should occur, all individual awards are to be reduced by the ratio of B/A and rounded off to the nearest $100.


TERMINATION OF EMPLOYMENT

            o In the event of termination of employment on account of death, disability or retirement, awards will be paid pro rata on the basis of the number of full months worked during the fiscal year.

            o In the event of voluntary termination or discharge "for cause" prior to the end of the year, such award payment will be forfeited.


PART-YEAR EMPLOYMENT

            o New hires, or individuals promoted into eligible positions during the fiscal year, will be eligible for prorated awards based on the number of full months of employment during the fiscal period. In no event, however, will an award be paid to an employee with less than three months service during the year.


ADMINISTRATION

            o Bonus payments will be made within two and one-half months of the end of the fiscal year.

            o If approved by the Compensation Committee, unbudgeted extraordinary events that impact Net Income and EBIT results will be excluded from the calculation of performance and spendable pool.

            o Participation in the bonus plan for a given fiscal year will not be construed to confer a right to participate in the plan in any subsequent year or the right to continue in the Company's employment.

            o Plan administration (including approval of annual Net Income plans, award accrual percentage, and final award payments) will be the responsibility of the Compensation Committee of the Board.

            o Plan modifications or cancellation can only be effected by the Compensation Committee of the Board.


EFFECTIVE DATE

            o     The plan will become effective as of February 1, 1994.

SAMPLE BONUS CALCULATIONS

Example:

--------------------------------------------------------------------------------
                           AWARD
              ASSUMED     ADJUST-
              PERFOR-       MENT               BONUSTARGET            BONUS
               MANCE      FACTOR**     X       PORTION***      =      AWARD
--------------------------------------------------------------------------------
Division Head:  $100,000 Salary
Bonus Target:  25%* x $100,000 = $25,000
--------------------------------------------------------------------------------
Corporate           120%         120%  x    ($25,000 x 30%)    =       $ 9,000
Division             90%          80%  x    ($25,000 x 50%)    =       $10,000
Individual           85%          70%  x    ($25,000 x 20%)    =       $ 3,500
TOTAL                                                                  $22,500
--------------------------------------------------------------------------------
Division 2nd Level:   $60,000 Salary
Bonus Target:  15% x $60,000 = $9,000
--------------------------------------------------------------------------------
Corporate            90%          80%  x    ($9,000 x 20%)     =       $ 1,440
Division            120%         120%  x    ($9,000 x 40%)     =       $ 4,320
Individual          110%         110%  x    ($9,000 x 40%)     =       $ 3,960
TOTAL                                                                  $ 9,720
--------------------------------------------------------------------------------
Corporate SVP:  $200,000 Salary
Bonus Target:  50% x $200,000 = $100,000
--------------------------------------------------------------------------------
Corporate           112%         112%  x    ($100,000 x 75%)   =      $ 94,500
Division             --           --                   --                   --
Individual          120%         120%  x    ($100,000 x 25%)   =      $ 37,500
TOTAL                                                                 $132,000
--------------------------------------------------------------------------------
  *  From Table A.
 **  From Table B.
***  From Table D.
#Bonus awards to be rounded to nearest $100.